SEVENTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SEVENTH AMENDMENT effective as of July 1, 2015, to the Transfer Agent Servicing Agreement, dated as of August 15, 2005, as amended August 12, 2008, August 31, 2010, March 1, 2012, July 1, 2012 and December 31, 2013 and October 21, 2014 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Company intends to create additional funds; and

WHEREAS, the parties desire to extend said Agreement to add the Baird Short-Term Municipal Bond Fund and the Baird Core Intermediate Muni Bond Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek	By: /s/ Michael R. McVoy
Name: Mary Ellen Stanek	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
Name: Charles M. Weber
Title: Managing Director

Amended Exhibit A
to the
Transfer Agent Servicing Agreement

Separate Series of Funds

Fund Names

Advisor

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Long-Term Credit Bond Fund	TBD
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Muni Bond Fund	August 31, 2015

Company

Name of Series	Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012